Exhibit 10.1

SUPPLEMENTAL INDENTURE NO. 15

This Supplemental Indenture No. 15, dated as of July 26, 2017 (this “Supplemental Indenture No. 15”), is by and among Regency Centers Corporation, a Florida corporation, as successor by merger to Equity One, Inc., the successor by merger to IRT Property Company (the “Company”), Regency Centers, L.P., a Delaware limited partnership (“RCLP”), and U.S. Bank National Association, as successor to SunTrust Bank (formerly known as SunTrust Bank, Atlanta), a national banking association duly organized and existing under the laws of the United States, as trustee hereunder (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, and Trustee have heretofore executed and delivered an indenture, dated as of September 9, 1998 (the “Base Indenture”);

WHEREAS, the Base Indenture has been supplemented by that certain Supplemental Indenture No. 1 dated as of September 9, 1998 (“Supplemental Indenture No. 1”), as supplemented by that certain Supplemental Indenture No. 2 dated as of November 1, 1999, as supplemented by that certain Supplemental Indenture No. 3 dated as of February 12, 2003, as supplemented by that certain Supplemental Indenture No. 4 dated as of dated March 26, 2004, as supplemented by that certain Supplemental Indenture No. 5 dated as of April 23, 2004, as supplemented by that certain Supplemental Indenture No. 6 dated as of May 20, 2005, as supplemented by that certain Supplemental Indenture No. 7 dated as of September 20, 2005, as supplemented by that certain Supplemental Indenture No. 8 dated as of December 30, 2005, as supplemented by that certain Supplemental Indenture No. 9 dated as of March 10, 2006, as supplemented by that certain Supplemental Indenture No. 10 dated as of August 18, 2006, as supplemented by that certain Supplemental Indenture No. 11 dated as of April 18, 2007, as supplemented by that certain Supplemental Indenture No. 12 dated as of December 9, 2009, as supplemented by that certain Supplemental Indenture No. 13, dated as of October 25, 2012 (“Supplemental Indenture No. 13”), and as supplemented by that certain Supplemental Indenture No. 14 dated as of March 1, 2017, to which RCLP is also a party (Supplemental Indenture No. 1 through Supplemental Indenture No. 14, collectively the “Supplemental Indentures”, and the Supplemental Indentures together with the Base Indenture, collectively the “Indenture”);

WHEREAS, RCLP became a co-obligor under the Indenture pursuant to Supplemental Indenture No. 14;

WHEREAS, pursuant to Section 902 of the Base Indenture, the Company and the Trustee may amend and/or supplement the Base Indenture and the Supplemental Indentures with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by such supplemental indenture;

WHEREAS, Supplemental Indenture No. 13 provided for the issuance of the Company’s 3.75% Senior Notes due 2022 (the “Notes”) and such Notes are the only Outstanding Securities under the Indenture as of the date hereof;

WHEREAS, pursuant to the Supplemental Indentures, certain subsidiaries of the Company have guaranteed the repayment of the Notes (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”);

WHEREAS, the Company has obtained the consent of the Holders of a majority in principal amount of the Notes that are Outstanding to amend the Base Indenture and applicable Supplemental Indenture as set forth herein to release the Subsidiary Guarantors from their guarantees under the Supplemental Indentures;

WHEREAS, this Supplemental Indenture No. 15 and the amendments set forth are authorized pursuant to Section 902 of the Base Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, RCLP and the Trustee mutually covenant and agree for the equal and ratable benefit of all Holders of the Notes as follows:

1.    Definitions. Capitalized definitional terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Release of Guarantors. To the extent not heretofore released, each of the Subsidiary Guarantors named on the signature pages of each Supplemental Indenture is hereby released from its obligations under any and all guarantees contained in the Supplemental Indentures and such guarantee is hereby terminated, cancelled and of no force and effect.

3.    Amendments.

(a)    All references to the defined term “Guaranteed Securities” in Supplemental Indenture No. 13 are hereby amended and replaced with the term “3.75% Securities”.

(b)    Article III of Supplemental Indenture No. 13 is hereby deleted (including any references to such Article III included elsewhere in Supplemental Indenture No. 13) in its entirety.

(c)    For the avoidance of doubt, the rights of the Holders of the Notes are modified by this Supplemental Indenture No. 15, the provisions of which shall be controlling in the event of any conflict between such provisions and any provisions set forth in the Notes.

4.    Effectiveness and Operability. This Supplemental Indenture No. 15 shall become effective upon execution by each of the Company, RCLP and the Trustee; provided, however, Section 2 and Section 3 of this Supplemental Indenture No. 15 will not become operative until the time and date that the following conditions precedent are met: (i) the Company has made a cash payment to Holders of the Notes that are Outstanding validly tendering their consent in the amount of $1.50 per $1,000 principal amount of Notes, and (ii) the Company has delivered to the Trustee an Officers’ Certificate certifying that the condition precedent in (i) has been satisfied.

5.    Concerning the Trustee. The Trustee shall assume no duties, responsibilities, or liabilities by reason of this Supplemental Indenture No. 15 other than to the extent set forth in the Indenture and the Trustee shall be indemnified in accordance with the terms of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of (i) the validity or sufficiency of this Supplemental Indenture No. 15, (ii) the correctness of any of the provisions contained herein, or (iii) the recitals contained herein, all of which recitals are made solely by the Company and RCLP.

6.    Supplemental Indenture No. 15 Controls. In the event of a conflict or inconsistency between the Indenture and this Supplemental Indenture No. 15, the provisions of this Supplemental Indenture No. 15 shall control.

7.    Governing Law. This Supplemental Indenture No. 15 shall be governed by and construed in accordance with the laws of the State of Georgia.

8.    Execution in Counterparts. This Supplemental Indenture No. 15 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart by facsimile or PDF shall be effective as delivery of a manually executed counterpart thereof.

9.    Confirmation of Indenture. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Supplemental Indenture No. 15 shall be read, taken and construed as one and the same instrument.

10.    Headings. The titles and headings of the articles and sections of this Supplemental Indenture No. 15 have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

11.    Severability. In case any provision in this Supplemental Indenture No. 15 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.    No Adverse Interpretation of Other Agreements. This Supplemental Indenture No. 15 may not be used to interpret another indenture, loan, or debt agreement other than the Indenture for purposes of the Notes. Any such indenture, loan, or debt agreement may not be used to interpret this Supplemental Indenture No. 15.

13.    Successors and Assigns. All covenants and agreements made by the Company and RCLP in this Supplemental Indentures No. 15 shall be binding upon their respective successors and assigns, whether expressed or not.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 15 to be duly executed as of the date first above written.

REGENCY CENTERS CORPORATION

By:	/s/ Michael J. Mas
Name:	Michael J. Mas
Title:	Managing Director

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its General Partner

By:	/s/ Michael J. Mas
Name:	Michael J. Mas
Title:	Managing Director

[Signature Page to Supplemental Indenture No. 15]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 15 to be duly executed as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Sheryl Lear
Name:	Sheryl Lear
Title:	Vice President

[Signature Page to Supplemental Indenture No. 15]